                                                                   Exhibit 10.04

Confidential treatment with respect to certain information in this Exhibit has been requested of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The bracketed portions of this Exhibit have been omitted from material filed in accordance with Rule 24b-2 and have been filed separately with the Commission.

                      [                              ]

              SCHEDULE NUMBER "230597"/(AGREEMENT NO. 9700050785)

                               [                                   ]


This Schedule Number "230597", effective August 18, 1997 issued pursuant to the General Terms and Conditions of Agreement No. 9700050785 dated June 30, 1997 between U S WEST and Carnegie Group, Inc. ("CGI") including the Special Provisions Module - Software License and Services dated June 30, 1997 (collectively, the "Agreement") and is made a part thereto.

This Schedule contains the following sections:

         1.       Project Description

         2.       Schedule, Statement of Work and Deliverables

         3.       Projected Cost

This Schedule specifically overrides the terms and conditions of the Agreement pursuant to "Exceptions/Definitions to the Agreement" in section 1.3 below. In the event that such section 1.3 conflicts with the provisions of the Agreement, the terms of section 1.3 shall control for purposes of this Schedule only.

In consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    PROJECT DESCRIPTION

1.1   INTRODUCTION

This Schedule covers the services and deliverables to be provided by Carnegie
Group, Inc. for U S WEST in support of [                             ].

1.2   OVERVIEW

       [                                                              ].



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         [                      ]

                      [          ]

1.3   EXCEPTIONS/DEFINITIONS TO THE AGREEMENT

The following exceptions and definitions apply to this Schedule:

Special Rampdown provisions: Notwithstanding subsection 21.2 of the Agreement, Customer shall be responsible for continued funding of the current CGI project resources at the time of termination for a period of [ ].

Services Warranty terms: CGI will warrant the final Purchases for a period of [ ] from final Acceptance in accordance with the terms of section 5 of the Agreement.

Management of project resources:

         (a) The CGI project manager assigned to this [ ] has exclusive control of and over the CGI resources on the project, including but not limited to responsibility for staff assignment, project team makeup, and transition of CGI resources either onto or from a project. U S WEST may request the CGI project manager to make changes relating to the CGI resources. CGI will respond with consent or an objection to consent and reasons why consent will be withheld; consent will not be unreasonably withheld.

         (b) The CGI project manager and the U S WEST project manager have the authority to mutually agree on the location, either at a U S WEST site or CGI site, where each CGI resource may work during the project, including an associated period of time, based on not compromising the schedule and deliverables set forth in this Schedule.

Review of the Schedule

         (a) The parties agree that the U S WEST team leader, the U S WEST project manager and the CGI project manager will meet within the first week after the effective date of this Schedule to review the details of this Schedule, including but not limited to the Exceptions to the Agreement provided above ("Review")



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                  [                             ]

         (b) The Review will occur more than once should a new U S WEST team leader, U S WEST project manager or CGI project manager be assigned by U S WEST or CGI respectfully to the [ ] after the initial Review, unless as otherwise mutually agreed by the parties.

1.4   CGI ROLES AND RESPONSIBILITIES

The following activities (such as design, development, testing, documentation and delivery of system, based on multiple tasks) are to be performed by CGI:

         1. Develop an overall project schedule for this effort based on joint CGI/U S WEST input.

         2. Provide project management for the CGI software development team.

         3.       Create weekly status reports documenting project progress.

         4. Acquire and install all development software and hardware, on CGI premises, to be used for project development.

         5. Provide system administration and database administration required for project development.

         6. Conduct all software development processes, listed in the deliverable section, required to achieve project deliverables and schedule.

         7. Provide all document and software deliverables listed in the deliverable section.

         8. Provide knowledge transfer to U S WEST for maintenance, training, and ongoing support as requested.

         9.       Support U S WEST in all phases of installation and testing.

1.5   U S WEST ROLES AND RESPONSIBILITIES

The following activities (such as design, development, testing, integration, directly or indirectly, for modules from outside vendors) are to be provided by U S WEST:



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                  [                             ]

         1. Provide subject matter expertise on U S WEST product and product package training and delivery operations, and IT system as required by the project.

         2. Document any change requests, for CGI review, required to meet the December release.

         3. Acquire and install all test and production software and hardware to be used for testing and deployment.

         4. Provide system administration and database administration required for project testing and deployment.

         5. Specify any required documentation standards and formats that CGI is required to follow for project deliverables.

         6. Provide project management and appropriate project sponsorship support to aid CGI in gaining access to either IT or end user organizations, containing appropriate expertise.

         7. Review and either sign-off or provide comments on all CGI deliverables.

         8.       Manage scope and expectations with end user clients.

         9. Conduct system and acceptance testing on U S WESTs production platform after the software is delivered to U S WEST.

         10. Conduct all required end user training for using the [ ] system.

1.6   JOINT CGI AND U S WEST ROLES AND RESPONSIBILITIES

CGI and U S WEST are jointly responsible for the following activities:

         1. Hold periodic status meetings where schedule, progress, plans, and issues are presented and action items are assigned for resolution.

         2. Meet with U S WEST CCE and Small Business market unit subject matter experts for such meetings as requirements gathering and knowledge acquisition.



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                  [                             ]
         3.       Follow all project change management procedures.

         4.       Define the success criteria for the project.

         5. Participate in U S WEST project review meetings including architecture reviews and operational readiness reviews.

1.7   SCOPE

      The [ ] will be implemented to automate the following functions:

      o    The customer's market segmentation is retrieved from [ ].

      o    The [ ] implements the following tasks:

           o The current product set and additional products being discussed are collected into the customer's product set.

           o Products from held and pending orders will also need to be added to the set of products.

           o Based on market segment and customer's product set, the knowledge base is queried to determine the candidate set of product packages.

           o Any packages in the knowledge base containing at least one product contained in the customer's product set is a candidate.

               o Package determination considers that package composition can differ slightly based on state or region.

               o Package availability will need to be determined to ensure that a package is currently active (or will be active when order is activated). The availability of a package can differ from states and regions.

               o Logic will be applied to determine the best fit if a hierarchical structure of packages can potentially match the customer's need.


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           [                             ]

               o Logic will also be applied to consider the scenario where packages contain a common product.

               o Packages have associated restrictions (e.g. only applies to new customer or only applies once for lifetime of an order). [ ] will perform basic restriction checking on each potential customer match to ensure that customer qualifies for package. In the first release, certain customer package data will be gathered and the restriction checking will involve logical tests on this package data.

           o The additional products in a package which are not part of the customer's product set must be screened for availability before offering a package.

           o A threshold or some level of goodness is used to determine packages that should be recommended and those that should not.

           o Packages will be identified as exact match and close match. Close matches will also return the list of products contained in the package that are not part of the customer's product set.

           o Packages will be returned in order, from closest match to farthest match. Ordering may also reflect variation in price from customer's current state.

           o Packages will store benefit statements and descriptions and return this data along with the matching packages.

           o During the [ ] session, as products are added or removed from the set based on the customer's interest, the set of recommended packages will change to reflect the current product set.

        o Based on recommended packages and other product sets, [ ] calculates the price of the recommended package and the variance with the existing customer's product set cost.

               o The initial release will include [ ] products, Wireless products, Long Distance products, Data products, and Video products. System interfaces will be used to interface with these systems and retrieve the information required for rate comparison.


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            [                             ]

            o [ ] computes the rate of the products by combining product costs, package costs, recurring/non/recurring charges, and tariffs to compute the overall price.

         o The initial knowledge base will be implemented to contain all initial product packages. This will also include packages which vary by state/region. It is expected that about 20 products exist in the initial release.

         o [ ] will provide a knowledge base editor GUI to support adding, changing, or removing market segmentation, packages, and products.

HIGH LEVEL ARCHITECTURE

           [                                           ]


MODULE DESCRIPTION

Graphical User Interface (GUI)

         The [ ] will have its GUI for the first release but will be developed to integrate into [ ] in a latter release. This GUI design also provides a thin client minimizing impact on the client delivery platform.

         The [ ] GUI functions include both presentation and message management. As a message manager, the GUI sends requests for service to the server platform based on end user activities.

         The GUI will run on NT workstations and will implement the following functions:

         Display scripting prompts showing suggested "Branded" packages.

         o Prompt and collect the supplementary customer and product profile data.



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           [                             ]
         o Display comparative package data offerings.

         o Show customer's pertinent service order information.

         o Display existing cost and proposed cost recommendations.

         o Accept user commands and send requests to the server for associated actions.

BUSINESS PROCESSING LAYER (BPL)

         The BPL will be implemented as a server application that accepts requests from the GUI module. The BPL will contain processing logic for implementing the server functions.

         The BPL is also responsible for packaging and returning data to be presented to the user through the GUI.

         The major functions provided by the server are the full set of product descriptions as well as recommendation engine services.

         The BPL will interface with both the database and knowledge base to obtain data and rules for implementing the processing functions. The database interface reads and writes data which is sourced locally within the [ ] database. The knowledge base interface contains functions for accessing business rules.

         The BPL will be implemented for high-performance access, anticipating less than 800 simultaneous requests. The system will be designed to be fault tolerant.

         The BPL will implement the following [ ] functions:

         o Determine Customer Profile

         o Calculate credits to monthly billing for the proposed package

         o Recommend Packages

         o Compare product savings with non packaged cost



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                  [                             ]
KNOWLEDGE BASE

         The [ ] will include a knowledge base containing business rules used in the customer contact and recommendation functions. In addition, the KB will contain scripting information to drive interactions with the customer.

         Examples of knowledge base structures include rules for customer and product profiling, recommendations including product and package mixes, and scripting to direct customer interactions.

         The knowledge base will be designed to allow rules to be easily changed over time. That is, as the particulars of the business interaction changes, the business rules can be quickly changed to reflect this. A knowledge base will also allow the sophistication of the system to grow to accommodate the evolving needs of the business. For example, as discounting based on bundling services is introduced, this data can be stored in the knowledge base.

         An important attribute of the knowledge base is the ability for non-developers to maintain it. The knowledge base will be complemented by a knowledge-base editor, which abstracts the rule descriptions into higher-level constructs. The editor will allow non-developers to modify, add, and delete business rules.

DATABASE:

         The database will store all data related to the [ ]. Data included in the database will be basic data such as mappings from legacy system terminology to basic English descriptions which are understandable to the Customer Contact Employee. Other data will include information about each specific product and package that is not currently sourced in another location.

UPDATE PROCESS

         The update process for the knowledge base business rules and database records will be manual. However, changes made to these objects will require a system administrator. Changes made in business rules or data will be reflected in the [ ] application affecting subsequent customer transactions. It is assumed that no effort will be needed to retrofit existing records to reflect changes as rules are updated.




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                  [                             ]

                  [                                              ]

CONSIDERATIONS

         The following design principals will be used in developing the [ ]:

o High performance to handle the high transaction load expected from up to 800 agents simultaneously accessing the system.

o Robust software application providing production quality in the initial release.

o Scaleable to handle increased usage as the number of Customer Contact Employees grows or other segment begin to use the system.

o Extensible allowing new business rules and data to be included as the business evolves.

o        Maintainable, enabling the system to be expanded over time.

o        Flexible, able to be incorporate into the [ ] application.

o Compatible with U S WEST architectural directions, including minimal resource usage NT client platform.




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                  [                             ]

TECHNOLOGY

The [ ] will be implemented using the following approach:

o        Web Based

o        Client/Server communications

o FORTE 3.0 suite of robust object-oriented tools or other U S WEST approved object-oriented tools

o        TCP/IP

o        API access via Fetch N Stuff to [     ] and [         ]

o        Oracle RDB

1.8      DELIVERABLES

The following [ ] deliverables will be provided by CGI to U S WEST:

o Software Project Management Plan (SPMP): The SPMP provides a project management guide for successful execution of the [ ] project. It documents such elements as project goals, points of contact, schedule, resources, risks, constraints, and assumptions. The SPMP ensures that all project elements are considered initially and managed to successful completion.

o Client and User Requirements Document: This document defines the set of requirements specified by the [ ] client representatives for functional purposes and channel groups for usability purposes.

o Architecture Document: This document describes the overall system architecture, which describes modular composition, high-level interfaces, hardware platform, and software platform.

o Design Document: This document contains a detailed description of each [ ] application module and their respective interfaces.



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                  [                             ]
o User Guide: This document contains detailed instructions of actions required by CCEs to effectively utilize all system functions. Will be provided in paper form and as on-line help.

o Knowledge Base: The knowledge base contains the business rules defined by U S WEST for inclusion in the [ ] application. The knowledge base content will be reviewed by the designated U S WEST client organization prior to its formal acceptance.

o Status Reports: Weekly (or as determined appropriate) status reports will be developed by CGI which describes project status, progress, issues, and plans.

o Administrators Guide: providing instructions for System Administrators describing the installation, set-up, and maintenance of the system.

o Training Materials: We will work with U S WEST market units to determine what training materials, if any, need to be provided.

o Additionally, User Cases, User Requirements, Design Notes, and Test Plans will be developed.

1.9      SUMMARY

This Schedule covers efforts to be performed from AUGUST 18, 1997 through DECEMBER 26, 1997.

2.       SCHEDULE, STATEMENT OF WORK AND DELIVERABLES

2.1      TASKS, SCHEDULE, AND DELIVERABLES

The following table summarizes the tasks, schedule and deliverables included in this Schedule.

-----------------------------------------------------------------------------------
    TASK             TOTAL EFFORT                 START DATE          END DATE


                        (DAYS)
-----------------------------------------------------------------------------------




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                  [                             ]

ADDING CONSUMER PRODUCTS TO [   ]

o This section briefly outlines the additional effort involved in adapting the [ ] project to support Consumer products. This estimate assumes that the impact will be non-trivial. That is, it will require extensions or modifications to the software, the knowledge base, the database, and the external system interfaces to support Consumer products. If after analysis, it is determined that support for these elements does not require this level of effort, the impact to overall development as well as schedule, will be reduced.

o The level of effort estimates for the addition of Consumer product support to [ ] is the following:

o        Software enhancements:  6 weeks (240 hours) of a single SE I's time.

o Knowledge-Base enhancements: 6 weeks (240 hours) of a single SE I's time.

o        Database enhancements:  6 weeks (240 hours) of an Engineer's time.

o        System Integration:  6 weeks (240 hours) of a single SE I's time.

o        The additional cost associated with this work is $[ ].

The overall schedule is impacted by adding two calendar weeks to Design time, as well as all subsequent tasks which are dependent on the completion of Design. That is, the completion date is extended by two calendar weeks. Source
Code: Multiple releases of the [ ] source code will be provided to U S WEST. Releases include the initial development release, integration-tested software, system-tested software, and final production software.

2.2      ASSUMPTIONS

The above tasks, schedules and deliverables were developed based on the following assumptions.

         1. The schedule is based on a project start date of August 18, 1997. Delays in this start date may impact the delivery date of one or more Deliverables.

         2. The work estimates are based on CGI Methodology and past experience. CGI will continuously monitor the status and notify U S WEST of any issues or risk situations which may impact the delivery date.


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                  [                             ]

         3.       CGI has timely access to U S WEST personnel (i.e. SMEs).

         4. Any delays in dependent tasks (i.e. U S WEST tasks) may impact the delivery date of one or more Deliverables.

         5.       [ ] assumes the effort of integrating [ ] into the existing
                  GUI.

         6. The baseline cost of customer's existing product set is available from [ ]. [ ] only computes new costs based on packages.

         7. Customer service record, containing existing products and services, are available to CST.

         8.       Market profile data is currently part of [ ].

         9.       Product availability is currently part of [ ].

         10. Package restriction checking will not involve additional system interfaces. Data used in the restriction checking will either be available through [ ] or will be collected over time and applied as the data exists.

         11. Pricing data on all available products is available from other systems and used within [ ].

         12. While [ ] does contain package rating logic for [ ] products, this will not be used by [ ] since [ ] needs to consider packages which consist of combinations of products from different sources. [ ] will therefore need to compute the rates.

         13. Existing [ ] interfaces from [ ] can be used without modification.

         14. The [ ] scope will be fully defined by all requirements prior to project start.

         15. U S WEST provides a project sponsor to act as the liaison between the U S WEST and CGI. This does not require that U S WEST handle all [ ] interactions but that appropriate personnel be provided to support these activities.



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                  [                             ]

         16. Periodic status meetings and weekly status reports to be held between the U S WEST project manager and the CGI project manager, and other selected personnel, to measure progress against the work plan.

         17. All development will be done on CGI premises and facilities. Intermediate and final software products will be moved to U S WEST facilities as required.

         18. Change requests to the requirements outlined in this proposal must be defined by U S WEST for analysis by CGI to provide estimates, costs, and impact on current deliverables. Signed approval by both parties is required prior to implementation of any change request.

         19. The primary point of contact will be Frank Kogel who will designate a back-up contact when unavailable.

2.20     DELIVERABLES

See section 1.8 for a detailed description of Product Package Generator deliverables.

A copy of the deliverables will be provided to the appropriate U S WEST recipients. The master copy will contain a letter to be mutually signed by the parties acknowledging delivery, receipt and acceptance of the deliverables. Should CGI not receive the signed letter or a written list of items which are not in compliance with the project specifications within ten (10) business days after delivery, then the Deliverables shall be deemed accepted.

3.0      PROJECTED COST

The total cost of the work net of discounts shall not exceed $[ ] based on estimated time and material expenses. Should travel be required, U S WEST agrees to pay CGI travel expenses for all pre-approved trips.

This Schedule does not represent a follow-on effort or a change order effort.



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                  [                             ]


Estimated costs with applicable discounts for the project are provided below:

-------------------------------------------------------------------------------------------------------------
                 ITEMIZATION OF COSTS                                          AMOUNT

-------------------------------------------------------------------------------------------------------------

CONTRACT ENGINEERING COSTS (TIME AND MATERIALS)                                                   $[       ]

LESS MINIMUM DISCOUNT AND ANY PROJECT
VOLUME DISCOUNT                                                               Minimum Discount  ($[       ])
                                                                                Volume Discount:  ($[     ])
-------------------------------------------------------------------------------------------------------------

TOTAL CONTRACT ENGINEERING                                                                        $[       ]
-------------------------------------------------------------------------------------------------------------

CGI/THIRD PARTY LICENSE FEES                                                                             N/A
-------------------------------------------------------------------------------------------------------------

TRAVEL EXPENSES AND OTHER PASS-THROUGH EXPENSES                                                          N/A
-------------------------------------------------------------------------------------------------------------

TOTAL SCHEDULE ESTIMATED PRICE                                                                    $[       ]
-------------------------------------------------------------------------------------------------------------

Estimated hours are as follows:

-------------------------------------------------------------------------------------------------------------
                       CATEGORY                                           ESTIMATED HOURS

-------------------------------------------------------------------------------------------------------------

Manager(s)                                                                                [   ]

Business Consultant(s)

Engineer(s)                                                                               [    ]

Technical Writer(s)                                                                       [   ]
-------------------------------------------------------------------------------------------------------------
TOTAL HOURS                                                                               [    ]

-------------------------------------------------------------------------------------------------------------




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                  [                             ]

IN WITNESS WHEREOF, U S WEST and CGI agree and execute this Schedule in duplicate by their respective authorized representatives.


CARNEGIE GROUP, INC.                   U S WEST

                                                                  /s/ DRD
BY:     /s/ Bruce Russell             BY:     /s/ David M. McGrew for D. Dempsey
        ------------------------              ----------------------------------


Name:   Bruce Russell                 NAME:   Dennis Dempsey
        ------------------------              ----------------------------------
                     (printed)                                (printed)


TITLE:  Executive VP & COO            TITLE:  V.P. - IAD
        ------------------------              ----------------------------------


DATE:   August 18, 1997               DATE:   8/15/97
        ------------------------              ----------------------------------




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